SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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EVCI Career Colleges Holding Corp.

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EVCI Career Colleges Holding Corp.
__________________________

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME	11 a.m., local time, on Tuesday, June 20, 2006.

PLACE	1 Pierpointe Street (lobby floor), Yonkers, NY 10701

PURPOSES	• To elect three members of Class 1 of our Board of Directors to serve for three year terms.

• To ratify the selection of Goldstein Golub Kessler LLP as our independent auditors for the 2006 fiscal year.

• To transact any other business that properly comes before the Meeting or any adjournment of the Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 28, 2006.

By order of the Board of Directors,

                                  /s/ Joseph D. Alperin
Joseph D. Alperin
Secretary
May 1, 2006
Yonkers, New York

HOW TO VOTE

Your vote is important. You may vote on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

EVCI CAREER COLLEGES HOLDING CORP.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of EVCI Career Colleges Holding Corp. (Nasdaq: EVCI) of proxies to be used at EVCI’s Annual Meeting of Stockholders to be held on Tuesday, June 20, 2006, and at any adjournment or postponement of the Meeting. “We”, “our”, “us” and “EVCI” all refer to EVCI Career Colleges Holding Corp., unless the context requires otherwise. The proxy materials are first being mailed on or about May 1, 2006.

Who may vote

You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on April 28, 2006. At the close of business on April 28, 2006, a total of 12,679,451 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to vote

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

If you vote by telephone or on the Internet you do not need to return your proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 7:00 p.m., Eastern Time, on June 19, 2006.

Vote by telephone

You can vote by calling the toll-free number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, please vote by Internet or by mail.

Vote on the Internet

You also can vote on the Internet. The Website for Internet voting is indicated on your proxy card. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Vote by mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to
Continental Stock Transfer and Trust Company in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to EVCI Career Colleges Holding Corp., c/o Continental Stock Transfer and Trust Company, 17 Battery Place, New York, N.Y. 10004, Attention Proxy Department, 8th floor.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting.

•	by timely delivery of written instruction revoking your proxy to the Secretary of EVCI Career Colleges Holding Corp., 1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701.

•	by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.

•	by voting in person at the Annual Meeting.

How votes will be counted

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced. “Broker non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast.

The votes cast “for” must exceed the cast “against” to approve each other matter voted on at the Meeting.

Abstentions and “broker non-votes” are not counted in the election of directors or the approval of any other matter.

Votes that are withheld or shares that are not voted will have no effect on the outcome of any matter voted on.

List of stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701.

Cost of this proxy solicitation

We will pay the cost of the proxy solicitation. Some of our officers, directors and employees may solicit proxies by telephone, facsimile, e-mail, or personal contact. None of these officers, directors or employees will receive any additional or special compensation for doing this.

ELECTION OF DIRECTORS

General

Our Board of Directors has seven members and is divided into three classes. Four of our directors are “independent” under Rule 4200 (a)(15) of the Nasdaq Stock Market. Class 1 has three directors and Classes 2 and 3 have two directors. Each Class is normally elected for a three-year term. Class 1 will be elected at the 2006 Annual Meeting for a three-year term expiring at our 2009 Annual Meeting.

Management’s nominees for election as directors were recommended by our nominating committee and approved by our board of directors. Your proxy will be voted FOR the election of the three management nominees named below who are members of Class 1, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

Director nominees

The following are management’s Class 1 director nominees.

Name	Director Since

Dr. Arol I. Buntzman	1997

Philip M. Getter	1999

Dr. Donald Grunewald	2003

Directors and executive officers

The following table lists our directors and executive officers.

Name	Age	Principal Positions with EVCI

Dr. Arol I. Buntzman(1)	63	Chairman of the Board and Class 1 director

Dr. John J. McGrath(1)	53	Chief Executive Officer and President and Class 2 director

Joseph D. Alperin(1)	63	General Counsel, Vice President for Corporate Affairs and Secretary

Joseph Looney(1) (2)	48	Chief Financial Officer

Royce N. Flippin, Jr.(3)	72	Class 2 director and Audit, Compensation and Nominating Committee member

Philip M. Getter(3)	69	Class 1 director and Audit Committee Chairman

Richard Goldenberg	60	Class 3 director and Chief Financial Officer of Interboro Institute, Inc.

Dr. Donald Grunewald(3)	72	Class 1 director and Compensation and Nominating Committee member

Elie Housman(3)	69	Class 3 director and Audit and Compensation Committee member
____________________
(1) Executive officer.
(2) Resigned effective May 31, 2006 unless this effective date is extended.
(3) Independent director.

Biographical information provided to us by our directors and executive officers follows:

Dr. Arol I. Buntzman has served as Chairman of the Board of EVCI since its inception in March 1997 and Chairman of the Board of Interboro Institute, Inc. (“Interboro”) since it was acquired by us in January 2000. He also served as EVCI’s Chief Executive Officer from March 1998 through December 2002 and Interboro’s Chief Executive Officer from January 2000 through December 2002. He has been Chancellor of Interboro since January 1, 2003. He also served as Chairman of the Board of Technical Career Institutes, Inc. (“TCI”) from September 2005 through March 2006 and continues to serve as a TCI director. He has been a director of Pennsylvania School of Business, Inc. (“PSB”) since January 2005. From September 1992 through July 1995, he was an adjunct professor and the director of the weekend program, a college program for working adults, at Mercy College, Dobbs Ferry, New York.

Dr. Buntzman received a doctorate in education through the executive leadership program of Fordham University’s Graduate School of Education, a professional diploma in educational administration from Fordham University’s Graduate School of Education and a Masters of Business Administration from Arizona State University. His doctoral dissertation focused on using live interactive video conferencing as an educational delivery method for graduate education programs.

John J. McGrath, Ph.D. served as President of EVCI from its inception until January 2003, when he became Chief Executive Officer and President of EVCI and Chief Executive Officer of Interboro Institute, positions he still holds. He has served as a director of EVCI since its inception.  He has also been Vice Chairman of the Board of Interboro since January 2000.

Since January 2005, he has been the Chairman, Chief Executive Officer and President of Pennsylvania School of Business. From September 2005 until February 2006 he was acting President of TCI.  Since September 2005 he has been a director of TCI and since April 2006 he has been Co-Chairman of TCI’s Board of Directors.

           From January 1995 to February 1997, Dr. McGrath served as Special Assistant to the President of Mercy College, Dobbs Ferry, New York.  From September 1992 through December 1994, he served as Assistant Vice-President for Extension Centers of Mercy College where he was responsible for establishing and managing seven new college extension centers in New York City and Westchester County, New York.  He also served as the Dean of the White Plains Campus of Mercy College from 1990 through 1993.

            Dr. McGrath holds a BA in Philosophy and an MPS from Long Island University. Dr. McGrath also holds a Ph.D. from the Fordham University Graduate School of Arts and Sciences, with a specialization in criminal justice.

Joseph D. Alperin has served as EVCI’s General Counsel and Vice President for Corporate Affairs since joining EVCI on January 1, 2004. For more than 35 years prior thereto he was in private practice, including as securities and mergers and acquisitions counsel to EVCI since 1997 while a partner at Fischbein Badillo Wagner Harding in New York City. Mr. Alperin received his J.D. degree from Fordham University.

Joseph J. Looney has been EVCI’s Chief Financial Officer since October 2005. Since March 2006, he has been a director of TCI. Mr. Looney has resigned as an employee of EVCI and a director of TCI effective May 31, 2006 unless this effective date is extended. From June 2002 to October 2005, Mr. Looney was Chief Financial Officer of Astrex, Inc., a publicly traded distributor of electronic components. From April 1996 to June 2002 he was the Chief Financial Officer and Vice President of Finance of Manchester Technologies, Inc., a publicly traded network integrator and reseller of computer products. From 1984-1996 he was employed by KPMG LLP, at increasing levels of responsibility until serving as Senior Audit Manager.

Mr. Looney is a Certified Public Accountant. He has a B.A. in Accounting from Queens College, CUNY and an M.S. in Taxation from Long Island University. Since 1996, Mr. Looney has also been an Adjunct Professor of Accounting and Business Law at Hofstra University.

Mr. Looney is chairman of the audit committee and director of American Claims Evaluation Inc. (Nasdaq: AMCE), a publicly traded company engaged in providing vocational rehabilitation and disability management services.

Richard Goldenberg served as Chief Financial Officer of EVCI from its inception until October 2005. He has served as Chief Financial Officer of Interboro since January 2000. On the effective date of Mr. Looney’s resignation, Mr. Goldenberg will resume his duties as Chief Financial Officer of EVCI if another person has not yet been employed as EVCI’s Chief Financial Officer. He has been a director of EVCI since its inception and a director of Interboro since January 2000. From 1986 through September 1996, he served as Vice-President, Treasurer and Secretary of Celadon Group, Inc., a publicly traded transportation company. He has a B.B.A. in accounting from Baruch College, CUNY.

Dr. Donald Grunewald has served as a director of EVCI since February 2003 and a director of Interboro since January 2000. He has been a member of EVCI’s Compensation and Nominating Committees since July 2004. Since 1986, he has been a Professor of Management at the Hagan School of Business of Iona College, in New Rochelle, New York. From 1972 to 1984, he was President and Chief Executive Officer of Mercy College. While he headed Mercy College, it grew substantially, including by increasing its enrollment from 1,500 undergraduate students to more than 10,000 undergraduate and graduate students, significantly increasing the size of its main campus, opening a branch campus in Yorktown Heights, New York and opening an extension in each of the Bronx, Yonkers, Peekskill and White Plains, New York.

Since 1991, Dr. Grunewald has been President of Adam Smith University, a correspondence school he co-founded, initially to help military personnel obtain equivalent degrees. It operates from Liberia and the Commonwealth of the Northern Mariana Islands, and currently serves international students, primarily in developing countries in Africa, Asia, and Latin America.

Dr. Grunewald has published widely on business and management related topics. He received A.M., M.B.A. and D.B.A. degrees from Harvard University. His D.B.A. focus was in business administration and government policy.

Royce N. Flippin, Jr. has been a director of EVCI and a member of EVCI’s Audit Committee since February 1999. He has been a member of EVCI’s Compensation and Nominating Committees since July 2004. He has served, since 1992, as President of Flippin Associates, a consulting firm focusing on the development of resources, programs and new markets and human resource management for career planning, communication and leadership skills. After serving as a tenured professor and Director of Athletics at MIT from 1980 to 1992, he was a director of program advancement at MIT from 1992 to 1999, in which capacity he provided consulting services to the MIT Office of Individual Giving - Resource Development regarding projects that include technology transfers, individual gift bequests and the recently dedicated MIT athletic center. Between August 2000 and January 2004, Mr. Flippin was a senior managing director of Universal Genesis, LLC, a privately owned financial services and development company. Mr. Flippin is a Trustee or Board member of several profit and non-profit organizations, including Ariel Investment Trust, a mutual fund management company, and The Princeton Club of New York. Mr. Flippin holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business Administration.

Philip M. Getter has been a director of EVCI since May 1999 and a member and Chairman of EVCI’s Audit Committee since November 2001. From December 2000 until May 2005, he was a partner of DAMG Capital LLC, an investment bank. From March 1996 to December 2000, he served as a managing director and head of corporate finance of Prime Charter Ltd., the lead underwriter of EVCI’s IPO. Mr. Getter has more than 35 years of experience in the securities industry. From 1975 to 1982, he was Chairman and Chief Executive Officer of Generics Corporation of America, a public company that was one of the largest generic drug companies in the U.S. He has been a member of the League of American Theatres and Producers, serves as advisor to the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. Mr. Getter has produced events for Broadway, film and television. Mr. Getter received his B.S. in industrial relations from Cornell University.

He is chairman of the audit committees of InkSure Technologies Inc. (Nasdaq: INKS.OB) and ICTS International N.V. (Nasdaq: ICTS). InkSure specializes in comprehensive security solutions designed to protect branded products and documents of value from counterfeiting, fraud and diversion. ICTS is principally engaged in providing manpower-based aviation security services in Europe and non-security related manpower-based general aviation services in the United States.

Elie Housman has been a director and member of EVCI’s Audit Committee since February 2002. He has been a member of EVCI’s Compensation Committee since July 2004. Since June 2001, he has been an independent consultant. Prior thereto, for more than 10 years, Mr. Housman was a principal and then a consultant to Charterhouse Group International, Inc., a private equity firm.

Mr. Housman is Chairman of the Board of InkSure Technologies Inc. and a director of ICTS International N.V. and Top Image Systems, Ltd. (Nasdaq: TISA). Top Image is a provider of digital information recognition data capture and content delivery solutions for forms processing, e-forms and mobile applications. Mr. Housman received a B.A. and M.A. in economics from the New School for Social Research.

Information about the Board and its committees

Since February 2003, our Board of Directors has consisted of seven members, four of whom have been, and continue to be, independent under the applicable Nasdaq listing standards. During 2005, our Board of Directors met eight times.

Below is a brief description of each committee of the Board of Directors. The Board has determined that each committee member is independent under applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his exercise of independent judgment. Each committee has a charter that is available on EVCI’s Internet website at www.evcinc.com. Click on “About us” and then on the name of the charter you want to view. The Audit Committee Charter (effective April 26, 2006) is attached as Annex A to this Proxy Statement. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Audit Committee

The Audit Committee assists the Board of Directors with the oversight of:

•	the integrity of EVCI’s financial statements and internal controls

•	EVCI’s compliance with legal and regulatory requirements

•	the independent auditor’s qualifications and independence

•	the performance of EVCI’s compliance functions

•	the performance of the independent auditor

The Committee is also responsible for the appointment (subject to approval by EVCI’s stockholders), compensation and retention of the independent auditor.

Royce N. Flippin, Jr., Philip M. Getter and Elie Housman constitute our Audit Committee. It is the opinion of the Board of Directors that each of them has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board of Directors has also determined that Philip M. Getter, Chairman of the Audit Committee, is a financial expert as defined by the SEC. The Audit Committee met 20 times during 2005, including 11 times regarding its internal investigation of Interboro’s admissions practices that it conducted in response to the report of the New York State Education Department.

Report of the Audit Committee

Management is responsible for EVCI’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. EVCI’s independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on EVCI’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

•	EVCI’s financial statements are presented in accordance with accounting principles generally accepted in the United States,

•	the audit of EVCI’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or

•	EVCI’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in EVCI’s 2005 annual report on form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•
reviewed management’s report on its assessment of the effectiveness of EVCI’s internal control over financial reporting and EVCI’s independent auditor’s report on management’s assessment and the effectiveness of EVCI’s internal control over financial reporting and discussed with management and EVCI’s independent auditors material weaknesses identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

•
discussed with EVCI’s independent auditors the materials required to be discussed by SAS 61, other standards of the Public Company Accounting Oversight Board (United States) and rules of the Securities and Exchange Commission;

•
reviewed the written disclosures and the letter from EVCI’s independent auditors required by Independent Standards Board Standard No. 1 and discussed with EVCI’s independent auditors their independence, and

•	based on the foregoing review and discussion, recommended to the Board of Directors that the audited consolidated financial statements be included in EVCI’s 2005 annual report on Form 10-K.

Philip M. Getter, Audit Committee Chairman
Royce N. Flippin, Jr., Audit Committee member
Elie Housman, Audit Committee member

Compensation Committee

The purposes of the Compensation Committee are to:

•	establish annual and long-term performance goals and objectives for EVCI’s executive officers

•	recommend to the Board of Directors, for its determination, the compensation of EVCI’s Chairman, Chief Executive Officer and other executive officers

•	produce an annual report on executive compensation for inclusion in EVCI’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission.

Royce N. Flippin, Jr., Donald Grunewald and Elie Housman constitute the Compensation Committee. The Compensation Committee met nine times during 2005.

Report of the Compensation Committee on Executive Compensation

The following report addresses EVCI’s compensation policy as it related to its executive officers for 2005.

Our compensation philosophy for 2005 was that total cash compensation should be competitive in the market and tied to personal and, except as noted below, EVCI’s performance. Any long-term incentive compensation should be aligned with stockholder interests.

We believed that a mix of cash and stock incentives was critical to EVCI’s ability to attract, retain and motivate our key personnel. Stock incentives enable us to use cash for other purposes and further align the interests of management with our stockholders.

We recognized our responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to EVCI’s long-term success. Equity awards are generally limited to those positions deemed critical to EVCI’s future success and to individuals whose personal performance makes them highly valuable to EVCI. As a result, equity awards are generally granted to senior level individual contributors.

We believed that a substantial portion of the compensation for 2005 of Drs. Buntzman and McGrath, EVCI’s two most senior executive officers, should be closely aligned with EVCI’s performance. This philosophy was intended to motivate them to increase EVCI’s operating income at a target rate of 25% for 2005 as compared to 2004. This target recognized the intention of EVCI’s directors and officers to substantially slow Interboro Institute’s rate of growth in 2005 versus 2004. As a result of EVCI’s financial performance, we believed the total compensation (base salary, cash incentives, and long-term equity compensation) for Drs. Buntzman and McGrath for 2005 should be substantially above the median level of the compensation practices of a peer group for their top executives.

We also believed that the compensation of its Chief Financial Officer and its General Counsel and Vice President for Corporate Affairs should be tied more to their personal performance than to EVCI’s performance because of the nature of their duties and responsibilities.

Our decisions regarding increases in compensation for both the Chairman and Chief Executive Officer and President were based on other factors that included:

•
an evaluation of the substantial contributions made, and anticipated to be made, by each of Drs. Buntzman and McGrath to EVCI’s growth, financial results and financial condition since Interboro Institute was acquired in January 2000.

•	the performance of EVCI’s stock in 2004 as compared to other top performing career education stocks

•	the compensation consultant’s advice that their base salaries, before any 2005 increase, were well below the market median.

•	our desire to establish market-based incentive targets for both annual and long-term incentives.

The base salaries and cash and option grant plans that were reflected in amendments made in March 2005 to the employment agreements of Drs. Buntzman and McGrath were determined based, in significant part, on the advice of Hay Management Consultants of Hay Group Inc., compensation consultants that were selected and retained by us. In response to stockholder reaction, and following discussions with Drs. Buntzman and McGrath, they agreed to further amend their employment agreements: their incentive cash component was substantially reduced, capped and limited to 2005 and, in consideration, restricted shares, subject to forfeiture were granted to Drs. Buntzman and McGrath. As our operating income for 2005 did not increase between 10% and 25% over 2004, Drs. Buntzman and McGrath did not earn any of the cash incentive compensation and all of those restricted shares were forfeited. Our Form 8-K, filed August 12, 2005, describes their 2005 initial and amended incentive compensation.

Dr. Donald Grunewald, Compensation Committee Chairman
Royce N. Flippin, Jr., Compensation Committee Member
Elie Housman, Compensation Committee Member

Nominating Committee

The purposes of the Nominating Committee are to:

•	identify individuals who are qualified to become Board members

•	recommend to the Board, for its selection, director nominees for the next annual meeting of stockholders and to fill vacancies on the Board.

There are no minimum qualifications the Nominating Committee believes must be met by a nominee for a position on our Board. The Nominating Committee is guided by the criteria set forth in its Charter, including:

•	the ability to be an independent director

•	education, experience and business acumen

•	professional experience that is relevant to EVCI’s business and strategic plans

•	willingness and ability to make the necessary commitment required to perform the duties as a board member

•	a desire and ability to help enhance stockholder value

•	character and ethics

•	reputation

In determining whether to elect a director or to nominate any person for election by our stockholders, the Nominating Committee and the Board assess the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy that are recommended by the Nominating Committee. Candidates may come to the attention of the Nominating Committee through a variety of sources, including from current members of the Board, stockholders, or other persons.

The Nominating Committee will consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of EVCI on the same basis as candidates proposed by any other person. Stockholders can make proposals as provided below under the caption “Requirements, Including Deadlines, for Submission of Stockholder Proposals and Nominations of Directors.”

Royce N. Flippin, Jr. and Donald Grunewald constitute our Nominating Committee. The Nominating Committee did not formally meet during 2005 but its members participated in discussions of the full Board regarding, and approved, the nominations of the Class 3 directors who were elected at our 2005 annual stockholders meeting. In 2005, no vacancies on the Board occurred or were anticipated.

Communications with the Board

EVCI does not have formal procedures for stockholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to EVCI’s corporate secretary at 1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701, with a request to forward it to the intended recipient. In general, all stockholder communication delivered to EVCI’s corporate secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions. However, the corporate secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate material.

EVCI encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. All of EVCI’s directors attended our Annual Meeting held June 13, 2005.

EXECUTIVE COMPENSATION

Summary compensation table

The following table shows compensation earned for the years ended December 31, 2005, 2004 and 2003 by EVCI’s Chief Executive Officer and its other highest paid executive officers who earned more than $100,000 in 2005.

	Annual Compensation							Long Term Compensation Awards
Name and Principal Position	Year		Salary(1)	Bonus		Other Annual Compensation (2)		Restricted Stock Awards (3)	Common Stock Underlying Options		All Other Compensation(4)

Dr. John J. McGrath Chief Executive Officer And President of EVCI	2005		$482,898	$—		$15,358		$386,668	240,000	(5)	$8,730
	2004		266,654	220,000	(5)	—		—	113,490		4,059
	2003		240,000	75,000		—		—	51,510		749

Dr. Arol I. Buntzman Chairman of EVCI	2005		620,634	—		17,693	(6)	613,331	360,000	(5)	10,400
	2004		325,620	330,000	(5)	6,880	(7)	—	204,281		4,186
	2003		301,500	150,000		13,560	(7)	—	140,719		936

Joseph D. Alperin General Counsel, Vice President for Corporate Affairs and Secretary	2005		258,153	—		7,682			—		5,500
	2004	(8)	204,985	15,000		—		—	115,000		4,624

Richard Goldenberg Chief Financial Officer Of EVCI	2005	(9)	209,354	—		8,728		—	—		3,122
	2004		194,100	—		—		—	45,396		953
	2003		175,000	25,000		—		—	19,604		546

(1)	Includes automobile allowances in 2004: Dr. McGrath $7,454, Mr. Alperin $4,985 and Mr. Goldenberg $5,100.
(2)	Includes automobile allowances and reimbursement of automobile expenses in 2005: $15,358 for Dr. McGrath, $8,569 for Dr. Buntzman, $7,682 for Mr. Alperin and $8,728 for Mr. Goldenberg.
(3)	These awards were forfeited in full because the performance based conditions were not met. For a description of these conditions, see EVCI’s Form 8-K filed August 15, 2005.
(4)
Consists of matching 401(k) contributions and term life insurance premiums for 2005: Dr. McGrath $4,500 and $4,230; Dr. Buntzman $4,500 and $5,900; Mr. Alperin $5,327 and $655; Mr. Goldenberg $2,623 and $499. Consists of matching 401(k) contributions and term life insurance premiums for 2004: Dr. McGrath $3,250 and $809; Dr. Buntzman $3,250 and $936; Mr. Alperin $4,000 and $624; Mr. Goldenberg $363 and $590. For 2003, consists of term life insurance premiums. All term life insurance premiums were for policies where EVCI is not the beneficiary.

(5)
Earned with respect to 2004 as a result of an increase by more than 35% in EVCI’s diluted earnings per share for 2004 as compared to 2003 pursuant to a one year bonus plan described in our proxy statement for our 2004 annual meeting. The options were granted in 2005.

(6)	Includes $9,124 of reimbursement of medical costs not covered by EVCI’s health insurance.
(7)	Consists of reimbursement of medical costs not covered by EVCI’s health insurance.
(8)	Mr. Alperin became an EVCI employee on January 1, 2004.
(9)	Mr. Goldenberg resigned as EVCI’s CFO effective October 1, 2005. He continued to be CFO of Interboro and a director of EVCI.

Option grants in last fiscal year

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Appreciation for Option Term
(a)	(b)	( c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10%($)
Dr. John J. McGrath	240,000(1)	40	8.185	2/23/2010	542,728	814,091
Dr. Arol I. Buntzman	360,000(1)	60	8.185	2/23/2010	1,199,286	1,798,929

(1)
Granted under the 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”) and the bonus plan referred to in footnote (5) to the immediately preceding table. The options became exercisable as to one third of the shares on 2/24/06. The remaining options become exercisable as to an additional one third of the shares on 2/24/07 and 2/24/08. Exercisability is accelerated following a change of control (as defined in the 2004 Plan) for reasons that include a termination of his employment without Cause (as defined in his employment agreement) or his refusal to continue his employment at a location more than a 50 mile radius from EVCI’s executive offices.

Aggregated option exercises in 2005 and 2005 year-end option values

The persons listed in the following table did not exercise any options in 2005.

	Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The- Money Options at December 31, 2005(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. John J. McGrath	258,961	276,039	$ 94,000	$ 8,000

Dr. Arol I. Buntzman	594,132	440,868	246,000	24,000

Richard Goldenberg	90,918	5,000	30,000	3,000

Joseph D. Alperin	98,334	16,666	-0-	-0-
(1) Based on $1.60 per share, the December 31, 2005 last sale price reported on Nasdaq.

Director compensation

In 2005, our independent directors who were paid fees of $3,000, and travel expenses for attending in person each meeting of the Board of Directors and each Audit and Compensation Committee meeting. Our independent directors were also paid for attending by telephone certain telephonic board and committee meetings. In addition, Mr. Getter received an additional $1,000 per month for his services as Chairman of the Audit Committee. Commencing April 1, 2005, each independent director began receiving a monthly retainer of $1,250. Each Audit Committee member was paid $8,000 for attending meetings in person and telephonically relating to the independent investigation by the Audit Committee of Interboro’s admissions practices. As the result of combining meetings, our Compensation Committee members were paid for approximately four rather than the nine meetings held in 2005. Total compensation paid to our directors in 2005 was $260,000.

On March 1, 2005, each independent director was granted an option to purchase 7,500 shares of common stock under our 2004 Plan. These options are exercisable at $7.78 per share and vest in three equal installments. The first installment vested on the date of grant and the second and third installments vest on the next two anniversaries of the grant date. These and other automatic option grants to our independent directors have a term of 10 years and an exercise price that is 100% of the fair market value per share of EVCI’s common stock on the date of grant.

Our stockholders approved at our 2005 annual meeting an amendment to the 2004 Plan that increased from 7,500 to 10,000 the number of shares underlying automatic option grants to an independent director upon joining the board and, thereafter, on March 1 of each year, provided he or she is then an independent director and has served on the Board for at least the preceding six months.

An independent director who has been granted stock or options by EVCI under a consulting or other arrangement is ineligible to receive any subsequent automatic grants unless the Board determines otherwise.

Employment agreements

Each of Dr. Buntzman, Dr. McGrath, Mr. Alperin and Mr. Looney has an employment agreement with EVCI.

The agreement with Dr. Buntzman expires December 31, 2007, and provides for his employment as Chairman of EVCI and, if elected by Interboro’s Board, as Chairman and Chancellor of Interboro. He is required to spend a minimum of three days per week performing his duties and his annual salary is $630,000. He is also required to coordinate his performance with EVCI’s Chief Executive Officer and to refrain from being employed by, or managing, any other business.

The agreement with Dr. McGrath expires December 31, 2008, and provides for his employment as Chief Executive Officer and President of EVCI and, if elected by Interboro’s Board, as Chief Executive Officer of Interboro. He is required to spend his full business time performing his duties and his annual salary is $490,000.

The agreement with Mr. Alperin expires February 28, 2009, and provides for his employment as General Counsel and Vice President for Corporate Affairs of EVCI. He is required to spend his full business time performing his duties and his annual salary is $260,000.

The agreement with Mr. Looney expires September 30, 2008, and provides for his employment as EVCI’s Chief Financial Officer. He is required to spend his full business time performing his duties at a salary for each year ending September 30 of $220,000 for 2006, $230,000 for 2007 and $240,000 for 2008.

Dr. Buntzman, Dr. McGrath and Mr. Looney are each participants in a voluntary salary reduction plan. For their agreements to reduce their base salary for the period March 1 through December 29, 2006, on March 6, 2006 they received grants of restricted EVCI common stock under EVCI’s 2004 Plan. Dr. McGrath reduced his salary by $40,833 and received 40,833 shares. Dr. Buntzman reduced his salary by $52,500 and received 52,500 shares. Mr. Looney reduced his salary by $16,500 and received 16,500 shares. These shares will vest and become non-forfeitable on December 29, 2006, as to each individual, provided he has been continuously employed by EVCI from March 1 through December 29, 2006. Vesting is accelerated in the event of a Change of Control, as defined in the 2004 Plan, or a termination of the individual’s employment on account of his death or Permanent Disability or by EVCI without Cause or by the individual for Good Reason. Permanent Disability, Cause and Good Reason are as defined in the individual’s written employment agreement with EVCI on the date the determination of Permanent Disability, Cause or Good Reason is made.

Each of Dr. Buntzman and Dr. McGrath has agreed to discuss with EVCI’s Compensation Committee changes to the provisions in his employment agreement that provide for an annual option grant bonus plan based on increases in EVCI’s income from operations from year to year. These provisions, as currently in effect, are summarized below:

•
Income from operations is determined after having accrued and, therefore, expensed the full amount of the cash bonuses for each of Dr.’s Buntzman and McGrath and after having expensed the compensation cost of all outstanding options, including as required by SFAS 123(R) for periods after EVCI is required to adopt SFAS 123(R).

•
The annual option grant is based on the percentage increase in EVCI’s income from operations over the immediately preceding fiscal year. If the increase in income from operations is 25%, the number of shares covered by the option grant will be 288,032 for Dr. Buntzman and 172,414 for Dr. McGrath. If the percentage increase in income from operations is more or less than 25%, the option grant will be adjusted so it is the product of 288,032, in the case of Dr. Buntzman, and 172,414, in the case of Dr. McGrath, by a fraction, the numerator of which is the percentage increase in income from operations and the denominator of which is 25%.

•
Option grants earned with respect to a fiscal year will be made promptly, but not less than 48 hours, after EVCI has publicly announced its audited results of operations for the fiscal year and the enrollment numbers for its schools for the Spring semester of the immediately succeeding fiscal year. The options that are granted will vest over three years in equal annual installments and will otherwise be governed by EVCI’s incentive stock plan in effect and form of non-qualified stock option agreement in use when the options are granted.

As an incentive to entering into his employment agreement, Mr. Alperin will be paid a cash bonus of $75,000 when EVCI determines that its cash resources reasonably permit payment. The cash bonus is payable prior to, or simultaneous with, the payment of any cash bonus to any other officer of EVCI or any of its subsidiaries and even if the Employment Term has terminated for any reason. Subsequent bonuses to Mr. Alperin are in the discretion of EVCI’s compensation committee or full board of directors after considering recommendations of EVCI’s Chief Executive Officer and EVCI’s Chairman.

Bonuses to Mr. Looney are in the discretion of EVCI’s compensation committee or full board of directors after considering recommendations of EVCI’s Chief Executive Officer.

Each of the four employment agreements entitles the officer to participate in the health insurance, pension and other benefits, if any, generally provided to our employees. In addition, each of Dr. Buntzman and Dr. McGrath are entitled, under their agreements, to 100% reimbursement of the portion of their medical and dental expenses not covered by insurance provided by EVCI. Each of Dr. Buntzman’s and Dr. McGrath’s agreement also entitles him to long-term disability and accidental death and dismemberment insurance, that is reasonably acceptable to him and EVCI’s board, and term life insurance equal to three times his annual salary.

Each of the four employment agreements also provides that, until 18 months after the termination of employment with EVCI, the officer may not induce employees to leave the employ of EVCI or its subsidiaries and may not participate in any capacity in any business activities, within 75 miles of any college, school or office operated by EVCI or its subsidiaries, that compete with the business then being conducted by them.

EVCI can terminate the employment of the officer upon Permanent Disability or for Cause. If terminated upon death or Permanent Disability, a lump sum payment is due of 12 months’ salary, in the cases of Drs. Buntzman and McGrath, and four months’ salary in the cases of Mr. Alperin and Mr. Looney. In addition, benefits would continue for 12 months, in the case of Drs. Buntzman and McGrath, eight months in the case of Mr. Alperin and six months in the case of Mr. Looney.

If the employment of Dr. Buntzman or Dr. McGrath is terminated by EVCI without Cause or by such officer for Good Reason, EVCI must continue to pay salary and continue his health insurance and medical and dental reimbursement benefits for 36 months. If Mr. Alperin’s or Mr. Looney’s employment agreement is terminated by EVCI without Cause or by him for Good Reason, EVCI must, in the case of Mr. Alperin, continue to pay his salary for the greater of 24 months and the unexpired portion of the employment term and continue his health insurance benefits for 24 months and, in the case of Mr. Looney, continue to pay his salary and continue his health insurance benefits for six months.

Cause, Good Reason, Permanent Disability and benefits are defined terms in each employment agreement.

Change of control agreements

EVCI has agreements in the same form with each of Dr. Buntzman, Dr. McGrath and Mr. Goldenberg providing for payments to such officer in the event his employment with EVCI is terminated after a change in control of EVCI during the term of the agreement. A change of control means any of the following:

•	any person, other than the officer, becomes the beneficial owner of 25% or more of our voting securities; or

•
during any consecutive three years, EVCI’s directors at the beginning of such three year period and any new director whose election was approved by at least two-thirds of the directors, cease to constitute a majority of the Board; or

•
our stockholders approve a merger or consolidation other than one where our outstanding voting securities before the transaction constitute 50% or more of the outstanding securities of the entity surviving the transaction or where a recapitalization is effected in which no person acquires 25% or more of EVCI’s voting securities; or

•	our stockholders approve a total liquidation of EVCI or sale of all or substantially all of EVCI’s assets.

Each agreement expired December 31, 2005, but is subject to automatic extension for successive one-year terms starting January 1st, unless otherwise terminated by either party by June 30 of the preceding year. The agreement requires severance payments to the officer of 2.99 times the sum of his base salary and the highest annual bonus, if any, paid to such officer during the three previous years and the continuation of his health insurance benefits. These payments are required to be made in equal installments over a 36-month period and insurance benefits are required to be continued for 36 months. However, the total payments made to the officer pursuant to the agreement or otherwise as a result of the officer’s employment termination cannot exceed an amount that would make the payments non-deductible by EVCI under the Internal Revenue Code.

If Mr. Alperin’s or Mr. Looney’s employment with EVCI is terminated by him for Good Reason or by EVCI or a successor without Cause, following a sale of EVCI, he is entitled to be paid the higher of (i) what he would receive under a written employment agreement with EVCI and (ii) a continuation of his salary and the same medical and dental benefits he then has for 12 months, in the case of Mr. Alperin, and six months in the case of Mr. Looney. A sale of EVCI is a sale of all or substantially all of EVCI’s assets, or the issuance by EVCI of shares of voting securities constituting more than 50% of EVCI’s voting securities, after giving effect, to such issuance, or a merger or consolidation in which EVCI does not survive.

EVCI’s Stock Performance

The following graph shows a five year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for EVCI, the NASDAQ Stock Market Index (U.S.) and public companies with the SIC code 82, Services- Educational Services (“EVCI’s peer group”). The graph assumes $100 was invested, on December 31, 2000, in each of EVCI’s common stock, the NASDAQ Index and the companies comprising EVCI’s peer group.* Note that historic stock price performance is not necessarily indicative of future stock price performance.

	Year Ended December 31,
	2000	2001	2002	2003	2004	2005
EVCI Career Colleges Holding Corp.	$100	$50.67	$17.33	$143.73	$256.00	$42.67
NASDAQ Stock Market (U.S.)	100	79.33	56.34	83.81	91.33	93.30
SIC CODE 82, Services- Educational Services	100	116.11	135.03	223.49	236.39	204.78

* In addition to EVCI, EVCI’s peer group was comprised, at December 31, 2005, of

Apollo Group Inc	Ecollege.com Inc.	Learning Tree International	Smartpros Limited

Asia Broadband Inc,	Educate Inc.	Lincoln Educational Services Corp.	Strayer Education Inc.

Career Education Corp.	Education Management Corp.	Netwolves Corp.	Trinity Learning Corp.

Concorde Career College Inc.	Healthstream Inc.	New Horizons Worldwide Inc.	Universal Technical Institute Inc.

College Partnership Inc.	ITT Educational Services, LLC	Nobel Learning Communities Inc.	Vcampus Corp.

Corinthian Colleges Inc.	Air Holding Inc.	Princeton Review Inc.	Wade Cook Financial Corp.

Devry Inc.	Laureate Education Inc.	Princeton Review Inc.	Whitney Information Network Inc.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of, and transactions in, our common stock. Based solely upon our review of copies of such reports and written representations from reporting persons that were provided to us, we believe that our officers, directors and 10% stockholders complied with these reporting requirements with respect to 2005, except that each of Drs. Buntzman and McGrath did not timely file a form 4 to report restricted stock awards of 100,054 shares to Dr. Buntzman and 63,078 shares to Dr. McGrath. These awards were reported by EVCI in a form 8-K that was timely filed on August 15, 2005.

Securities authorized for issuance under equity compensation plans

The following table sets forth, as of December 31, 2005, information regarding options under our 1998 incentive plan and 2004 plan our only active plans, and warrants and options issued under individual compensation arrangements. The 1998 incentive plan and 2004 Plan have been approved by our stockholders. Outstanding options under those plans that are forfeited or cancelled will be available for future grants. All of the options and warrants are for the purchase of our common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders	1,967,923		$5.05	507,860

Equity compensation plans not approved by security holders	272,338	(1)	8.89	—
2,240,261	$5.52	507,860

(1) Options to purchase 90,000 shares at $4.70 per share were granted on January 1, 2004 to Joseph D. Alperin, our General Counsel and Vice President for Corporate Affairs, in accordance with a Nasdaq listing standard that exempted the grant from the requirement of stockholder approval. The remaining individual compensation arrangements consist of currently exercisable warrants and options issued to consultants and advisors to purchase: 50,000 shares at $12.00 per share until May 2006; 25,000 shares at $16.09 per share until April 2007; 62,338 shares at $14.34 until March 2009; and 45,000 shares at $2.25 per share until September 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 28, 2006, the beneficial ownership of our common stock by each person (or group of affiliated persons) known by EVCI to own beneficially more than 5% of its outstanding shares of common stock, each director and executive officer of EVCI, and all EVCI directors and executive officers as a group. Our knowledge regarding such ownership is based solely on filings with the SEC, including Schedules 13D or 13G, or upon responses to written inquiry made by us. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class

Dr. Arol I. Buntzman	883,093	(1)	6.57
Dr. John J. McGrath	427,474	(2)	3.28
Joseph D. Alperin	198,334	(3)	1.55
Joseph Looney	16,500	(4)	*
Royce N. Flippin, Jr.	32,031	(5)	*
Philip M. Getter	43,718	(6)	*
Richard Goldenberg	117,545	(7)	*
Dr. Donald Grunewald	23,918	(8)	*
Elie Housman	28,718	(6)	*
Wellington Management Company, LLP 75 State Street Boston, MA 02109	950,600	(9)	7.50
Directors and executive officers as a group (9 persons)	1,771,331	(10)	12.56

*Less than 1%.
(1) Includes 52,500 restricted shares that are forfeitable if Dr. Buntzman is not continuously employed by EVCI through 12/29/06. Also includes 754,132 shares underlying currently exercisable options.
(2) Includes 40,833 restricted shares that are forfeitable if Dr. McGrath is not continuously employed by EVCI through 12/29/06. Also includes 352,295 shares underlying currently exercisable options.
(3) Includes 100,000 shares that are forfeitable if Mr. Alperin is not continuously employed by EVCI through: 12/29/2006 as to 50,000 shares, 2/28/08 as to 25,000 shares, and 2/28/09 as to 25,000 shares. The remaining shares underly currently exercisable options.
(4) Consists of shares that are forfeitable if Mr. Looney is not continuously employed by EVCI through 12/29/06.
(5) Includes 29,551 shares underlying currently exercisable options.
(6) Shares underlying currently exercisable options.
(7) Includes 95,918 shares underlying currently exercisable options. The remaining shares are owned jointly by Mr.
Goldenberg and his wife.
(8) Includes 23,718 shares underlying currently exercisable options.
(9)In its capacity as investment adviser, Wellington Management, LLP may be deemed to beneficially own the shares. For additional information about such beneficial ownership, including shared powers, reference is made to Schedule 13G/A filed by Wellington Management Company, LLP on 2/14/06.
(10)Includes 209,833 restricted shares that are forfeitable as indicated in footnotes (1), (2), (3) and (4) of this table. Also includes 1,426,384 shares underlying currently exercisable options.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has ratified the selection and retention of Goldstein Golub Kessler LLP, independent auditors, to audit our consolidated financial statements for our fiscal year ending December 31, 2006. GGK has served as our independent auditors since 1997. You are being asked to ratify this appointment at the Annual Meeting. Notwithstanding this appointment, the Audit Committee may select and retain new independent auditors at any time during the year, if the Audit Committee feels that such a change would be in the best interests of EVCI and its stockholders.

Representatives of GGK are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Audit and non-audit fees

Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc. (“TBS”). GGK leased auditing staff from TBS who were full time, permanent employees of TBS. GGK partners provided non-audit services through TBS. Since October 1, 2005, GGK has had a similar relationship with RSM McGladrey, Inc. As a result of these relationships, GGK has had no full time employees and, therefore, none of the audit services performed for EVCI were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff and is exclusively responsible for the opinions rendered in connection with its examination.

The following table shows the audit fees we were billed by GGK for 2005 and 2004 and the fees we were billed in 2005 and 2004 by GGK for other services.

	2005	2004

Audit fees	$571,971	$124,091

Audit related fees	18,679	18,570

Tax fees	23,212	37,259

All other fees	7,500	22,040

Total	$621,362	$201,960

Audit fees were for the audit of EVCI’s annual financial statements, review of financial statements included in EVCI’s 10-Q quarterly reports, and services that are normally provided by independent auditors in connection with our other filings with the SEC. This category also includes advice on accounting matters that arose during, or as a result of, the audit or review of our interim financial statements, including with respect to the internal investigation conducted by our Audit Committee. Audit fees included $358,296 for services in connection with EVCI’s compliance with Section 404 of the Sarbanes-Oxley Act and related regulations.

Tax fees were for services provided by TBS in the preparation of corporate tax returns and for advice related to the acquisition by us of TCI.

As part of its duties, our Audit Committee pre-approves audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent auditors.

Required vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Meeting on this proposal.

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of GGK as our independent auditors for 2006.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Stockholder proposals that are intended to be included in our proxy statement for our 2007 Annual Meeting pursuant to Proxy Rule 14a-8 must be received by us no later than January 1, 2007, and must otherwise comply with that rule.

A stockholder who intends to present business at the 2007 Annual Meeting, other than pursuant to Rule 14a-8, must comply with the requirements of our by-laws. These requirements are:

•
a stockholder must give written notice to EVCI’s Secretary not less than 90 days and not more than 120 days in advance of the day corresponding to the date of mailing of our proxy materials for the prior year’s Annual Meeting of Stockholders. Therefore, because we anticipate mailing our proxy statement on May 1, 2006, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 1, 2007 and no later than January 31, 2007.

•	In all instances, the notice must state:

o	the name and address of the stockholder.

o	if the stockholder is not a registered holder, the stockholder must provide proof of ownership as required by Proxy Rule 14a-8(b)(2).

o	the number of shares of our common stock beneficially owned by such stockholder and, if not also owned of record, the name of the record owner.

o
a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) relating to the business stockholder’s proposal and any material interest of the stockholder in the outcome of the proposal.

o	a representation by the stockholder that the stockholder will appear in person or by proxy and will continue to be a stockholder through the date of the meeting of stockholders.

•	If the stockholder is nominating a director, the notice must state:

o	the name, age, business address and residence address of the proposed nominee.

o	the principal occupation or employment of the proposed nominee.

o	the class and number of shares of EVCI that are beneficially owned by the proposed nominee.

o
any other information relating to the proposed nominee that is required, by the SEC’s Proxy Rules in solicitations of proxies for elections of directors, or as is otherwise required, including the proposed nominee’s consent to being named in the proxy statement and to serve as director, if elected.

OTHER MATTERS

We know no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

By order of the Board of Directors,

                                     /s/ Joseph D. Alperin
Joseph D. Alperin
Secretary

May 1, 2006

Annex A

EVCI CAREER COLLEGES HOLDING CORP.
Audit Committee Charter
(Effective April 26, 2006)

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom, in the judgment of the Board of Directors, shall be independent in accordance with The Nasdaq Stock Market listing standards. Each member, in the judgment of the Board of Directors, shall have the ability to read and understand EVCI’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee, in the judgment of the Board of Directors, shall be an Audit Committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The Chairman of the Audit Committee (the “Chairman”) shall be such a financial expert.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of EVCI’s financial statements and internal controls; (b) EVCI’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of the independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.
Select and retain (subject to approval by EVCI’s stockholders), and discharge when appropriate, the independent auditor, set the independent auditor’s compensation, and oversee the work of the independent auditor.

2.
Pre-approve all audit services and permitted non-audit services to be performed by the independent auditor as required by the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder (collectively, “SOX”). Pre-approval of non-audit services may be made by the Chairman as permitted by SOX, provided the Chairman’s decision is presented to the full Audit Committee at its next meeting.

3.
At least annually, receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (“PCAOB”) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the

4.	preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

5.
At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with the requirement of independence, and obtain and review a report form the independent auditor describing all relationships between the auditor and EVCI or any of its subsidiaries.

6.
Review with the independent auditor and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management’s report thereon), of EVCI and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

7.
Review with management and the independent auditor the annual and quarterly financial statements of EVCI including: (a) EVCI’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at the that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

8.	Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

9.
Review earnings press releases, as well as EVCI’s policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies (this function may be performed by the Chairman or the full Committee).

10.
Discuss EVCI’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to EVCI and major legislative and regulatory developments which could materially impact EVCI’s contingent liabilities and risks.

11.
Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote EVCI’s compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

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12.
Review all related party transactions for potential conflicts of interest and approve or not approve such transactions. The term “related party transaction” shall refer to transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

13.
Establish procedures for the receipt, retention and treatment of complaints regarding EVCI’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by EVCI employees of concerns regarding questionable accounting or auditing matters.

14.
Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from EVCI, as determined by the Audit Committee, for the payment of compensation to any such advisors.

15.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Report

The Audit Committee shall prepare a report each year for inclusion in EVCI’s proxy statement relating to the election of directors.

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VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

EVCI CAREER COLLEGES HOLDING CORP.

2006 Annual Meeting of Stockholders

Voting by Internet or telephone is quick, easy and immediate. As a stockholder of EVCI Career Colleges Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 19, 2006.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this **X**

1. ELECTION OF CLASS 1 DIRECTORS: **FOR (All Nominees)** ☐ **WITHHOLD AUTHORITY (All Nominees)** ☐

   (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

   01 Dr. Arol I. Buntzman

   02 Philip M. Getter

   03 Dr. Donald Grunewald

2. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date:** ____________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVCI CAREER COLLEGES HOLDING CORP.

The undersigned appoints Dr. John J. McGrath and Dr. Arol I. Buntzman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of EVCI Career Colleges Holding Corp. held of record by the undersigned, at the close of business on April 28, 2006, at the Annual Meeting of Stockholders of EVCI to be held on June 20, 2006 or at any adjournment thereof.

The Board unanimously recommends that stockholders vote FOR each director nominee and proposal 2.

(Continued, and to be marked, dated and signed, on the other side)